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                                                                 EXHIBIT 10.8(a)

                                 PROMISSORY NOTE

                                                                   AMOUNT:
                                                             U.S. $ 1,116,853.00


Name of Debtor:        Masters of Tourism

Address of Debtor:     Salah Salem Avenue
                       El Abhour Building, No. 13, Flat 84
                       Heliopolis, Cairo, Egypt

On January 1, 2005, we the Debtor shall pay to the order of the Creditor, Sonesta International Hotels Limited, whose address is c/o Sonesta International Hotels Corporation, 116 Huntington Avenue, Boston, Massachusetts, U.S.A., by virtue of this promissory note, the sum stated above, which is One Million One Hundred Sixteen Thousand Eight Hundred Fifty Three United States Dollars (U.S. $1,116,853.00), as we received such value in cash. Payment shall be made at the address of the Creditor and any dispute arising out of this promissory note shall be settled by the Cairo courts.

In the event that we do not make full and timely payment, the full outstanding amount shall automatically bear a delay interest of 7% (seven percent) annually, accruing from the due date until the date of full payment, without need for any notice, procedure, or protest.

The Creditor shall have the right to assign this promissory note at its discretion, without need for our consent. Our liability for the amount set forth in this promissory note shall be released only after the Creditor, or its assignee, endorses this promissory note to the effect that it has received payment in full and has delivered the original promissory note to us.

Made on July 1, 2002

Debtor:           Masters of Tourism

By:               /S/
                  -----------------------------------
Name:             Mohamed Hisham Ahmed Aly

Title:            Chairman

I hereby jointly and severally guarantee the payment of the above-mentioned amount. The Creditor shall have the right to demand payment from me, on a several basis, without need for first demanding payment from the Debtor.

Made on July 1, 2002

Guarantor:        Mohamed Hisham Ahmed Aly

By:               /S/
                  -----------------------------------

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